Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Friday, July 25, 2008		VP, Investor Relations
408 540-3712

	PR CONTACT:	Steve Swasey
VP, Corporate Communications
408 540-3947

Netflix Announces Q2 2008 Financial Results

Subscribers – 8.4 million

Revenue – $337.6 million

GAAP Net Income – $26.6 million

GAAP EPS – $0.42 per diluted share

LOS GATOS, Calif., July 25, 2008 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the second quarter ended June 30, 2008.

“We are pleased to announce another quarter of strong financial results,” said Reed Hastings, Netflix co-founder and chief executive officer.

“This quarter we delivered 25 percent year-over-year growth in subscribers, our lowest SAC ever as a public company, and a 14 percent increase in EPS for the quarter. And we made important progress on our strategy of offering our subscribers the option of streaming video directly to their TVs with the introduction of The Netflix Player by Roku™ in May and the announcement earlier this month of our agreement with Microsoft to embed Netflix streaming capability in the Xbox 360 video game and entertainment system.”

Second-Quarter 2008 Financial Highlights

Subscribers. Netflix ended the second quarter of 2008 with approximately 8,411,000 total subscribers, representing 25 percent year-over-year growth from 6,742,000 total subscribers at the end of the second quarter of 2007 and 2 percent sequential growth from 8,243,000 subscribers at the end of the first quarter of 2008.

Net subscriber change in the quarter was an increase of 168,000, compared to a decrease of 55,000 for the same period of 2007 and an increase of 764,000 for the first quarter of 2008.

Gross subscriber additions for the quarter totaled 1,384,000, representing 35 percent year-over-year growth from 1,028,000 gross subscriber additions in the second quarter of 2007 and 26 percent quarter-over-quarter decline from 1,862,000 gross subscriber additions in the first quarter of 2008.

Of the 8,411,000 total subscribers at quarter end, 98 percent, or 8,235,000 were paid subscribers. The other 2 percent, or 176,000, were free subscribers. Paid subscribers represented 98 percent of total subscribers at the end of the second quarter of 2007 and at the end of the first quarter of 2008.

Revenue for the second quarter of 2008 was $337.6 million, representing 11 percent year-over-year growth from $303.7 million for the second quarter of 2007, and 4 percent sequential increase from $326.2 million for the first quarter of 2008.

Gross margin1 for the second quarter of 2008 was 31.8 percent, compared to 35.2 percent for the second quarter of 2007 and 31.7 percent for the first quarter of 2008.

GAAP net income for the second quarter of 2008 was $26.6 million, or $0.42 per diluted share, compared to GAAP net income of $25.6 million, or $0.37 per diluted share, for the second quarter of 2007 and GAAP net income of $13.4 million, or $0.21 per diluted share, for the first quarter of 2008. GAAP net income grew 4 percent on a year-over-year basis and GAAP EPS grew 14 percent on a year-over-year basis.

Non-GAAP net income was $28.7 million, or $0.45 per diluted share, for the second quarter of 2008, compared to non-GAAP net income of $27.2 million, or $0.39 per diluted share, for the second quarter of 2007 and non-GAAP net income of $15.2 million, or $0.23 per diluted share, for the first quarter of 2008. Non-GAAP net income grew 5 percent on a year-over-year basis and non-GAAP EPS grew 15 percent on a year-over-year basis.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Stock-based compensation for the second quarter of 2008 was $2.9 million, compared to $2.8 million in the second quarter of 2007 and $3.1 million in the first quarter of 2008. Stock-based compensation is presented in the same lines of the Consolidated Statements of Operations as cash compensation paid to the same individuals.

Subscriber acquisition cost2 for the second quarter of 2008 was $28.95 per gross subscriber addition, compared to $44.02 for the same period of 2007 and $29.50 for the first quarter of 2008.

Churn3 for the second quarter of 2008 was 4.2 percent, compared to 4.6 percent for the second quarter of 2007 and 3.9 percent for the first quarter of 2008. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Free cash flow4 for the second quarter of 2008 was $12.5 million, compared to $6.5 million in the second quarter of 2007 and $4.7 million for the first quarter of 2008.

Cash provided by operating activities for the second quarter of 2008 was $77.9 million, compared to $65.1 million for the second quarter of 2007 and $77.7 million for the first quarter of 2008.

[1]	Gross margin is defined as revenues less cost of subscription and fulfillment expenses divided by revenues.

[2]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Consolidated Statements of Operations divided by total gross subscriber additions during the quarter.

[3]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

[4]

Free cash flow is defined as cash provided by operating activities excluding the non-operational cash flows from purchases and sales of short-term investments, cash flows from investment in business and cash flows from financing activities.

Business Outlook

The Company’s performance expectations for the third and fourth quarters of 2008 and full-year 2008 are as follows:

Third-Quarter 2008

•	Ending subscribers of 8.675 million to 8.875 million

•	Revenue of $343 million to $348 million

•	GAAP net income of $16 million to $21 million

•	GAAP EPS of $0.26 to $0.34 per diluted share

Fourth-Quarter 2008

•	Ending subscribers of 9.1 million to 9.7 million

•	Revenue of $357 million to $367 million

•	GAAP net income of $18 million to $23 million

•	GAAP EPS of $0.29 to $0.37 per diluted share

Full-Year 2008

•	Ending subscribers of 9.1 million to 9.7 million, unchanged from prior guidance

•	Revenue of $1.364 billion to $1.379 billion, tightened from $1.35 billion to $1.39 billion

•	GAAP net income of $75 million to $83 million, unchanged from prior guidance

•	GAAP EPS of $1.19 to $1.31 per diluted share, increased from $1.16 to $1.29 per diluted share

Float and Trading Plans

The Company estimates the public float at approximately 49,996,277 shares as of June 30, 2008, up approximately 1 percent from 49,498,642 shares as of March 31, 2008, based on registered shares held in street name with the Depository Trust and Clearing Corporation. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales by executive officers are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 8:30 a.m. Eastern Time / 5:30 a.m. Pacific Time, and may be accessed at http://ir.netflix.com. The call will consist of prepared remarks, followed by a Q&A with questions submitted via email. Please email your questions to dcrawford@netflix.com. The company will read the questions aloud on the call and respond to as many questions as possible in the hour allotted to the earnings call.

Following completion of the call, a replay of the webcast will be available at http://ir.netflix.com. The telephone replay of the call will be available from approximately 8:30 a.m. Pacific Time on July 25, 2008 through July 29, 2008 at 9:00 p.m. Pacific Time. To listen to the telephone replay, call (719) 457-0820, access code 4599200.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments, cash flows from investment in business and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix, Inc (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than eight million subscribers access to over 100,000 DVD titles plus a growing library of over 12,000 titles that can be watched instantly on their PCs. The company offers nine subscription plans, starting at only $4.99 per month. There are no due dates and no late fees – ever. All Netflix plans include both DVDs delivered to subscribers’ homes and, for no additional fee, movies and TV series that can be started in as little as 30 seconds on subscribers’ PCs. DVDs are delivered free to members by first class mail, with a postage-paid return envelope, from over 100 U.S. shipping points. Nearly 95 percent of Netflix subscribers live in areas that can be reached with generally one business day delivery. Netflix offers personalized movie recommendations and has more than two billion movie ratings. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the third and fourth quarters of 2008 and the full-year 2008. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers; impacts arising out of competition; our ability to manage our subscriber acquisition cost as well as the cost of content delivered to our subscribers; changes in pricing; fluctuations in consumer usage of our service; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and increases in first class postage; increases in the costs of acquiring DVDs or electronic content; customer spending on DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenues	$337,614	$326,183	$303,693	$663,797	$609,013
Cost of revenues:
Subscription	193,769	187,156	166,838	380,925	332,027
Fulfillment expenses *	36,318	35,649	29,855	71,967	59,638

Total cost of revenues	230,087	222,805	196,693	452,892	391,665

Gross profit	107,527	103,378	107,000	210,905	217,348
Operating expenses:
Technology and development *	22,670	20,516	18,907	43,186	34,622
Marketing *	40,062	54,936	45,255	94,998	117,393
General and administrative *	13,568	13,816	13,847	27,384	26,035
Gain on disposal of DVDs	(2,263)	(833)	(2,282)	(3,096)	(3,190)
Gain on legal settlement	—	—	(7,000)	—	(7,000)

Total operating expenses	74,037	88,435	68,727	162,472	167,860

Operating income	33,490	14,943	38,273	48,433	49,488
Other income (expense):
Interest and other income (expense)	2,404	7,660	4,972	10,064	10,322

Income before income taxes	35,894	22,603	43,245	58,497	59,810
Provision for income taxes	9,333	9,225	17,665	18,558	24,366

Net income	$26,561	$13,378	$25,580	$39,939	$35,444

Net income per share:
Basic	$0.43	$0.21	$0.38	$0.64	$0.52
Diluted	$0.42	$0.21	$0.37	$0.62	$0.50
Weighted average common shares outstanding:
Basic	61,782	62,776	68,031	62,262	68,360
Diluted	63,857	64,840	69,891	64,341	70,276

* Stock-based compensation included in expense line items:
Fulfillment expenses	$108	$106	$82	$214	$228
Technology and development	849	996	831	1,845	1,588
Marketing	455	509	521	964	1,052
General and administrative	1,493	1,519	1,384	3,012	2,753

Reconciliation of Non-GAAP Financial Measures
(unaudited)

Non-GAAP net income reconciliation:
GAAP net income	$26,561	$13,378	$25,580	$39,939	$35,444
Stock-based compensation	2,905	3,130	2,818	6,035	5,621
Income tax effect of stock-based compensation	(755)	(1,277)	(1,150)	(2,032)	(2,284)

Non-GAAP net income	$28,711	$15,231	$27,248	$43,942	$38,781

Non-GAAP net income per share:
Basic	$0.46	$0.24	$0.40	$0.71	$0.57
Diluted	$0.45	$0.23	$0.39	$0.68	$0.55
Weighted average common shares outstanding:
Basic	61,782	62,776	68,031	62,262	68,360
Diluted	63,857	64,840	69,891	64,341	70,276

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$144,289	$177,439
Short-term investments	169,175	207,703
Prepaid expenses	7,631	6,116
Prepaid revenue sharing expenses	14,861	6,983
Deferred tax assets	3,339	2,254
Other current assets	19,859	16,037

Total current assets	359,154	416,532
Content library, net	126,928	132,455
Property and equipment, net	90,779	77,326
Deferred tax assets	18,988	16,242
Other assets	10,767	4,465

Total assets	$606,616	$647,020

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$109,000	$104,445
Accrued expenses	27,462	36,466
Deferred revenue	67,886	71,665

Total current liabilities	204,348	212,576
Other liabilities	11,853	3,695

Total liabilities	216,201	216,271
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at June 30, 2008 and December 31, 2007; 61,910,603 and 64,912,915 issued and outstanding at June 30, 2008 and December 31, 2007, respectively	62	65
Additional paid-in capital	324,865	402,710
Accumulated other comprehensive (loss) income	(814)	1,611
Retained earnings	66,302	26,363

Total stockholders’ equity	390,415	430,749

Total liabilities and stockholders’ equity	$606,616	$647,020

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Cash flows from operating activities:
Net income	$26,561	$13,378	$25,580	$39,939	$35,444
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	7,849	6,359	5,151	14,208	9,776
Amortization of content library	57,012	57,570	50,985	114,582	100,427
Amortization of discounts and premiums on investments	177	139	11	316	(71)
Stock-based compensation expense	2,905	3,130	2,818	6,035	5,621
Excess tax benefits from stock-based compensation	(2,554)	(820)	(12,018)	(3,374)	(16,094)
Gain on sale of short-term investments	78	(4,320)	(47)	(4,242)	(194)
Gain on disposal of DVDs	(4,059)	(2,592)	(5,197)	(6,651)	(7,794)
Deferred taxes	(2,514)	(836)	(505)	(3,350)	(760)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(10,659)	2,562	5,660	(8,097)	(4,606)
Accounts payable	9,124	(1,199)	(17,834)	7,925	(6,435)
Accrued expenses	(14,551)	7,827	14,244	(6,724)	21,943
Deferred revenue	(489)	(3,290)	(3,712)	(3,779)	(9,156)
Other assets and liabilities	9,035	(161)	1	8,874	65

Net cash provided by operating activities	77,915	77,747	65,137	155,662	128,166

Cash flows from investing activities:
Purchases of short-term investments	(65,937)	(91,954)	(53,906)	(157,891)	(318,140)
Proceeds from sale of short-term investments	21,682	175,319	28,693	197,001	124,115
Purchases of property and equipment	(14,662)	(12,431)	(8,968)	(27,093)	(26,981)
Acquisition of intangible asset	(1,000)	—	—	(1,000)	—
Acquisitions of content library	(55,175)	(65,123)	(57,353)	(120,298)	(125,894)
Proceeds from sale of DVDs	5,379	4,507	7,370	9,886	12,996
Investment in business	—	(6,000)	—	(6,000)	—
Other assets	20	8	267	28	164

Net cash (used in) provided by investing activities	(109,693)	4,326	(83,897)	(105,367)	(333,740)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,524	8,542	2,681	13,066	3,447
Excess tax benefits from stock-based compensation	2,554	820	12,018	3,374	16,094
Repurchases of common stock	—	(99,885)	(30,215)	(99,885)	(30,215)

Net cash provided by (used in) financing activities	7,078	(90,523)	(15,516)	(83,445)	(10,674)

Net decrease in cash and cash equivalents	(24,700)	(8,450)	(34,276)	(33,150)	(216,248)
Cash and cash equivalents, beginning of period	168,989	177,439	218,458	177,439	400,430

Cash and cash equivalents, end of period	$144,289	$168,989	$184,182	$144,289	$184,182

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$77,915	$77,747	$65,137	$155,662	$128,166
Purchases of property and equipment	(14,662)	(12,431)	(8,968)	(27,093)	(26,981)
Acquisition of intangible asset	(1,000)	—	—	(1,000)	—
Acquisitions of content library	(55,175)	(65,123)	(57,353)	(120,298)	(125,894)
Proceeds from sale of DVDs	5,379	4,507	7,370	9,886	12,996
Other assets	20	8	267	28	164

Non-GAAP free cash flow	$12,477	$4,708	$6,453	$17,185	$(11,549)

Netflix, Inc.

Consolidated Other Data

(unaudited)

(in thousands, except percentages, average monthly revenue per paying subscriber and subscriber acquisition cost)

	As of / Three Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007
Subscriber information:
Subscribers: beginning of period	8,243	7,479	6,797
Gross subscriber additions: during period	1,384	1,862	1,028
Gross subscriber additions year-to-year change	34.6%	22.5%	(3.9%)
Gross subscriber additions quarter-to-quarter sequential change	(25.7%)	24.5%	(32.4%)
Less subscriber cancellations: during period	(1,216)	(1,098)	(1,083)
Subscribers: end of period	8,411	8,243	6,742
Subscribers year-to-year change	24.8%	21.3%	30.4%
Subscribers quarter-to-quarter sequential change	2.0%	10.2%	(0.8%)
Free subscribers: end of period	176	141	133
Free subscribers as percentage of ending subscribers	2.1%	1.7%	2.0%
Paid subscribers: end of period	8,235	8,102	6,609
Paid subscribers year-to-year change	24.6%	21.4%	31.7%
Paid subscribers quarter-to-quarter sequential change	1.6%	10.6%	(1.0%)
Average monthly revenue per paying subscriber	$13.78	$14.09	$15.24
Churn	4.2%	3.9%	4.6%
Subscriber acquisition cost	$28.95	$29.50	$44.02
Margins:
Gross margin	31.8%	31.7%	35.2%
Operating margin	9.9%	4.6%	12.6%
Net margin	7.9%	4.1%	8.4%
Expenses as percentage of revenues:
Technology and development	6.7%	6.3%	6.2%
Marketing	11.9%	16.8%	14.9%
General and administrative	4.0%	4.2%	4.6%
Gain on disposal of DVDs	(0.7%)	(0.2%)	(0.8%)
Gain on legal settlement	—	—	(2.3%)

Total operating expenses	21.9%	27.1%	22.6%
Year-to-year change:
Total revenues	11.2%	6.8%	26.9%
Fulfillment expenses	21.6%	19.7%	35.9%
Technology and development	19.9%	30.6%	57.0%
Marketing	(11.5%)	(23.8%)	(3.8%)
General and administrative	(2.0%)	13.4%	104.4%
Gain on disposal of DVDs	(0.8%)	(8.3%)	136.7%
Total operating expenses	7.7%	(10.8%)	5.9%